                                COST SHARING AGREEMENT


     Lone Star Steel Company, a Delaware corporation ("Company"), and Lone Star Technologies, Inc., a Delaware corporation ("Parent"), are parties to that certain Cost Sharing Agreement dated May 16, 1991 ("Old Agreement").

                                     WITNESSETH:

     WHEREAS, Company has been paying Parent approximately $127,000 per month pursuant to the Old Agreement since its inception, without making any permitted adjustment for inflation;

     WHEREAS, whenever an employee of Company exercises an employee stock option, Company remits cash to Parent in an amount equal to the employee's gain upon exercise of his option, I.E., the difference between the option's exercise price and the stock's value at the date of exercise;

     WHEREAS, Parent's general and administrative expenses, which include investor relations, tax services, public reporting, legal services and directors' fees, are incurred for Company's benefit and are expenses that Company would incur if Company were a public company; and

     WHEREAS, Company and Parent have agreed that Company reimburse Parent for its general and administrative expenses and that Company no longer pay Parent amounts equal to its employees' gains upon the exercises of their employee stock options;

     NOW THEREFORE, Company and Parent agree as follows:

     1. The Old Agreement is hereby terminated by Company and Parent, effective as of July 1, 1997.

     2. Parent will submit an invoice to Company after the end of each month, commencing with the month of July, 1997, setting forth the amount of Parent's general and administrative expenses as recorded on its financial records for that month, and Company will promptly pay Parent the amount of that invoice.

     3. Effective as of July 1, 1997, Company will no longer pay to Parent the amount of the gain recognized by any employee of Company upon the exercise of his employee stock options.

     4. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be terminated by the mutual agreement of the parties hereto at any time.

     5. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the first day of July, 1997.

                                       LONE STAR STEEL COMPANY



                                       By: /s/ R.W. Arp
                                          -------------------------------------
                                           Name:  R.W. Arp
                                                 ------------------------------
                                           Title: Executive Vice President
                                                 ------------------------------

                                       LONE STAR TECHNOLOGIES, INC.



                                       By: /s/ John P. Harbin
                                          -------------------------------------
                                          Name:   John P. Harbin
                                                 ------------------------------
                                          Title:  Chairman and Chief Executive
                                                  Officer
                                                 ------------------------------



     This instrument/agreement is subject to the terms of a Subordination Agreement dated as of October 2, 1997 in favor of PNC Bank, National Association, as agent, which Subordination Agreement is incorporated herein by reference. Notwithstanding any contrary statement contained in the within instrument, no payment due Lone Star Technologies, Inc. or its successors or assigns shall become due or payable except in accordance with the express terms of said Subordination Agreement.